UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 24, 2011, CSS Industries, Inc. (the “Company,” “we,” “us,” “our”), as part of a continuing review of its Cleo gift wrap business, approved a plan to close the Cleo manufacturing facility located in Memphis, Tennessee, with an exit to be completed by no later than December 31, 2011. As part of such closing, the Company plans to transition the sourcing of all gift wrap products to foreign suppliers. The Company uses the Memphis, Tennessee facility primarily for the manufacture and distribution of gift wrap products. The Company continually evaluates the efficiency and productivity of its production and distribution facilities to maintain its competitiveness, and believes that it will experience better operational efficiencies as a result of this action.

In the fourth quarter of the Company’s fiscal year ended March 31, 2011, the Company recorded a non-cash pre-tax impairment charge of $11,051,000, primarily due to a full impairment of the tangible assets relating to the Cleo manufacturing facility located in Memphis, Tennessee. The foregoing impairment charge was partially offset by a $3,965,000 tax benefit.

During its fiscal year ending March 31, 2012, the Company expects to incur pre-tax expenses of up to $10.3 million associated with the approved plan to close such facility, which costs primarily relate to cash expenditures for facility and staff costs (approximately $7.1 million) and non-cash asset write-downs (approximately $3.2 million). Approximately half of these charges are expected to be recognized in the quarter ending June 30, 2011, the first quarter of the Company’s 2012 fiscal year. Additionally, during its 2012 fiscal year, the Company expects to incur $1.3 million in cash spending which was expensed previously. The Company expects to complete the restructuring plan by March 31, 2012.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements reflecting the Company’s belief that sourcing all of its gift wrap business from foreign suppliers will be more efficient; the amount of costs the Company expects to incur in fiscal 2012 in connection with its plan to close the Memphis manufacturing facility; and the Company’s expectation that it will complete the restructuring plan by March 31, 2012. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the Company’s restructuring plan to close its Memphis manufacturing facility, including the risk that the cost of implementing the plan will exceed expectations, the risk that the expected benefits of the plan will not be realized and the risk that implementation of the plan will interfere with and adversely affect the Company’s operations, sales and financial performance; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2011 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 24, 2011, our Board of Directors adopted an amendment to our 2004 Equity Compensation Plan (the “2004 Stock Plan”), reducing the number of shares of our common stock that may be issued or transferred under the 2004 Stock Plan from 2,000,000 shares to 1,500,000 shares. The foregoing description of such amendment is qualified in its entirety by the provisions of such amendment, a copy of which is filed herewith as Exhibit 10.1.
In addition, the Human Resources Committee of our Board of Directors on May 24, 2011 approved cash payouts to our named executive officers under our Management Incentive Program for our fiscal year ended March 31, 2011 as follows: Mr. Munyan — $137,760; Mr. Paccapaniccia — $91,864; Mr. Kiesling — $86,002; and Mr. Quick — $13,478.
On May 27, 2011, the Human Resources Committee of our Board of Directors granted performance-vested stock options and performance-vested restricted stock units (“RSUs”) to the named executive officers listed below as follows:

	Shares	Shares
	Underlying	Underlying
	Stock Option	RSU
Executive	Grants (#)	Grants (#)
Christopher J. Munyan	36,000	18,000
Vincent A. Paccapaniccia	15,000	8,500
William G. Kiesling	15,000	8,500
Paul Quick	8,000	4,000
The foregoing grants were made under our 2004 Stock Plan. The stock options have an exercise price of $18.25 per share and a seven-year term. Vesting and exercisability are contingent upon the satisfaction of the performance- and service-based objectives described below. Each RSU constitutes a phantom right and will automatically be redeemed for one share of CSS common stock on the fourth anniversary of the grant date, contingent upon satisfaction of the performance- and service-based objectives described below.
The stock options and RSUs will not vest unless a performance objective is satisfied within the four-year period ending on the fourth anniversary of the grant date (the “Performance Period”). In order for the performance objective to be satisfied, the Company must attain total shareholder return (“TSR”) of at least 25% during the Performance Period. TSR is measured by stock price performance and dividend accumulation and reinvestment. Satisfaction of the performance objective will be determined by comparing (a) the average closing price for a share of the Company’s common stock (as adjusted to reflect reinvestment of dividends paid during the Performance Period) over a period of 30 consecutive trading days during the Performance Period to (b) $18.25 per share, the closing price per share on May 26, 2011 (the last trading day prior to the grant date).

If the performance objective described above shall not have been satisfied by the fourth anniversary of the grant date, then the stock options and RSUs will not vest, and the same will expire on the fourth anniversary of the grant date. Otherwise, vesting will depend on the period in which the performance objective shall have been satisfied, as reflected below:

Period in Which
Performance Objective is
Satisfied	Vesting Schedule for Stock Options	Vesting Schedule for RSUs
Within the 1st year following the grant date	25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date	50% on the 3rd anniversary of the grant date, and 50% on the 4th anniversary of the grant date
Within the 2nd year following the grant date	50% on the 2nd anniversary of the grant date, and 25% on each of the 3rd and 4th anniversaries of the grant date	50% on the 3rd anniversary of the grant date, and 50% on the 4th anniversary of the grant date
Within the 3rd year following the grant date	75% on the 3rd anniversary of the grant date, and 25% on the 4th anniversary of the grant date	50% on the 3rd anniversary of the grant date, and 50% on the 4th anniversary of the grant date
Within the 4th year following the grant date	100% on the 4th anniversary of the grant date	100% on the 4th anniversary of the grant date
A service-based vesting condition is also applicable to the foregoing stock options and RSUs. In order for the service-based vesting condition to be satisfied, the executive must remain in the employment of the Company or an applicable subsidiary of the Company on the applicable vesting date. Stock options become exercisable from and after the date on which the same vest. RSUs, to the extent that the same shall have vested, will be redeemed automatically for shares of CSS common stock on the fourth anniversary of the grant date.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Amendment 2011-1 to the CSS Industries, Inc. 2004 Equity Compensation Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CSS Industries, Inc.
(Registrant)
By: /s/ Vincent A. Paccapaniccia
Vincent A. Paccapaniccia
Vice President — Finance
and Chief Financial Officer
By: /s/ William G. Kiesling
William G. Kiesling
Vice President — Legal and Human Resources
and General Counsel
Date: May 31, 2011

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment 2011-1 to the CSS Industries, Inc. 2004 Equity Compensation Plan.